CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38891and 333-101835) of C&D Technologies, Inc. of our report dated June 28, 2006 relating to the financial statements of C&D Technologies Savings Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 29, 2006